Exhibit 99.1

Neonode® Reports Results for Quarter Ended September 30, 2014

Stockholm, Sweden – November 6, 2014 – Neonode Inc. (NASDAQ: NEON), the optical touch technology company, today reported financial results for the three and nine months ended September 30, 2014.

Highlights

•	Hewlett Packard (“HP”) printers with Neonode touch continues to ramp up with 12 models currently in the worldwide market compared to 3 models last quarter
•	Signed a technology development agreement with a leading Japanese printer OEM
•	Amazon launched their new E-reader incorporating Neonode’s touch technology
•	Volvo launched their new premium XC90 SUV incorporating Neonode’s zForce CORE touch technology in their infotainment system and another 3 car OEM’s have launched vehicles using our technology

 "The ramp of our printer business is progressing according to plan and related revenues should continue to increase as new printers are introduced and shipping is ramping. We expect to solidify our share of the more than 100 million unit printer market. We believe our technology is the most compelling touch solution for the printer market,” said Neonode’s VP Consumer Sales Bengt Edlund.

“We are in business discussions with a majority of the major OEM’s and ODM’s in the PC segment. We have also enhanced our value proposition even further by developing an end-to-end supply chain with our partners and they can now deliver fully tested touch module which will simplify the integration and reduce the time-to-market,” said Neonode’s CEO Thomas Eriksson.

“After several years of development with our automotive customers we are beginning to enjoy the fruits of our labor. Volvo, and several other auto OEMs are going into production on specific models of automobiles that incorporate our touch in the infotainment systems. We are extremely satisfied of our accomplishments in successfully completing these demanding projects and seeing the first cars hit the market,” said Neonode’s VP Automotive Sales Gunnar Frojdh.

Financial Results for the three and nine months ended September 30, 2014

Net revenues for the three and nine months ended September 30, 2014 were $1.1 million and $3.0 million, respectively, compared to net revenues for the three and nine months ended September 30, 2013 of $1.1 million and $2.7 million, respectively. Our net revenues for the three and nine months ended September 30, 2014 included $0.6 million and $1.9 million from license fees plus $0.5 million and $1.1 million, respectively, of fees for engineering design services related to our touch solutions for customers. Our net revenues for the three and nine months ended September 30, 2013 included $0.9 million and $2.1 million from license fees plus $0.2 million and $0.6 million, respectively, of fees for engineering design services related to our touch solutions for customers.

Gross margin was $0.7 million and $2.0 million for the three and nine months ended September 30, 2014, respectively, compared to $0.3 million and $1.3 million for the same periods in 2013, respectively. Our total operating expenses were $3.9 million and $13.1 million for the three and nine months ended September 30, 2014, respectively, compared to $3.6 million and $11.2 million for the same periods in 2013, respectively.

We recorded a net loss of $3.2 million and $11.1 million for the three and nine months ended September 30, 2014, respectively, compared to a net loss of $3.3 million and $10.0 million, respectively, in the comparable periods in 2013.

Our net cash used by operating activities was $9.1 million for the nine months ended September 30, 2014 compared to $6.5 million for the nine months ended September 30, 2013.

Cash totaled $8.8 million at September 30, 2014 compared to $8.8 million at December 31, 2013. Common shares on a fully diluted basis totaled 45.6 million on September 30, 2014, compared to 40.4 million at December 31, 2013.

Conference Call Information

The Company will host a conference call Thursday November 6, 2014 at 10AM Eastern Daylight Savings Time (EDT) featuring remarks by, and Q&A with, Neonode’s CEO Thomas Eriksson, CFO Lars Lindqvist, and David Brunton (SVP of Corporate Finance & IR).

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: # 15346269. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click
http://event.on24.com/r.htm?e=861779&s=1&k=744EE4E878B4748FE054D05EF6AC95FA

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion - 11/6/2014 (13:00PM EDT) to 12/6/2014 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID # 15346269.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses the next generation of Multisensing touch technologies, allowing companies to differentiate themselves by making high performing touch and proximity solutions at a competitive cost. Neonode is at the forefront of providing unparalleled user experiences that offer significant advantages for OEM's. This includes state-of-the-art touch and proximity technology features such as low latency pen or brush sensing, remarkably high speed scanning, proximity-, pressure-, and depth sensing capabilities and object-size measuring.

Neonode’s patented Multisensing technology is developed to support IOT (Internet of Things) applications for a wide range of devices such as mobile phones, tablets and e-readers, toys and gaming consoles, printers, white goods, wearable goods and advanced automotive infotainment systems. Neonode, the Neonode logo, Multisensing, and zForce are trademarks of Neonode Inc. registered in the United States and other countries. Liquid Sensing, It Makes Sense and AlwaysON are trademarks of Neonode Inc. For more information please visit www.neonode.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

Copyright © 2014, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$8,844	$8,815
Accounts receivable, net	558	969
Projects in process	503	736
Prepaid expenses and other current assets	651	616
Total current assets	10,556	11,136

Property and equipment, net	758	335
Total assets	$11,314	$11,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$651	$479
Accrued expenses	848	978
Deferred revenue	3,252	3,666
Current portion of capital lease obligations	66	-

Total current liabilities	4,817	5,123

Capital lease obligations, net of current portion	410	-
Total liabilities	5,227	5,123

Commitments and contingencies (Note 6)

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at September 30, 2014 and December 31, 2013. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock)	--	--
Common stock, 70,000,000 shares authorized with par value $0.001 per share; 40,455,352 and 37,933,799 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	40	38
Additional paid-in capital	168,875	157,994
Accumulated other comprehensive (loss) income	(6)	11
Accumulated deficit	(162,822)	(151,695)
Total stockholders' equity	6,087	6,348
Total liabilities and stockholders’ equity	$11,314	$11,471

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net revenues	$1,126	$1,076	$3,005	$2,708
Cost of revenues	422	765	1,040	1,443
Gross margin	704	311	1,965	1,265

Operating expenses:
Product research and development	1,767	2,211	5,293	5,286
Sales and marketing	725	406	2,523	2,104
General and administrative	1,457	972	5,275	3,813

Total operating expenses	3,949	3,589	13,091	11,203
Loss before provision for income taxes	(3,245)	(3,278)	(11,126)	(9,938)
Provision for income taxes	-	65	1	95
Net loss	$(3,245)	$(3,343)	$(11,127)	$(10,033)
Loss per common share:
Basic and diluted loss per share	$(0.08)	$(0.09)	$(0.28)	$(0.29)
Basic and diluted – weighted average number of common shares outstanding	40,455	35,437	39,219	34,366

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net loss	$(3,245)	$(3,343)	$(11,127)	$(10,033)
Other comprehensive income (loss):
Foreign currency translation adjustments	(82)	(46)	(17)	8
Total comprehensive loss	$(3,327)	$(3,389)	$(11,144)	$(10,025)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(11,127)	$(10,033)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,594	2,101
Bad debt expense	18	-
Depreciation and amortization	145	104
Loss on disposal of property and equipment	-	1
Changes in operating assets and liabilities:
Accounts receivable	393	1,040
Projects in process	229	-
Prepaid expenses and other assets	(176)	(458)
Accounts payable and accrued expenses	252	(32)
Deferred revenue	(381)	748
Net cash used in operating activities	(9,053)	(6,529)

Cash flows from investing activities:
Purchase of property and equipment	(98)	(136)
Net cash used in investing activities	(98)	(136)

Cash flows from financing activities:
Proceeds from sales of common stock, net of offering costs	9,253	6,899
Proceeds from exercise of stock options	-	524
Proceeds from exercise of stock warrants	36	699
Principal payments on capital lease obligations	(18)	-
Net cash provided by financing activities	9,271	8,122

Effect of exchange rate changes on cash	(91)	14

Net increase in cash	29	1,471
Cash at beginning of period	8,815	9,097
Cash at end of period	$8,844	$10,568

Supplemental disclosure of cash flow information:
Cash paid for income taxes	1	-
Cash paid for interest	$8	$95

Supplemental disclosure of non-cash investing and financing activities:
Purchase of equipment with capital lease obligation	$530	$-
Cashless exercise of warrants	$-	$3
Stock subscription receivable	$-	$286